NEWS RELEASE                                       [GROUP 1 AUTOMOTIVE INC LOGO]



                                      950 Echo Lane, Suite 100 Houston, TX 77024

----------------------------------------------------------------------------------------------------------------------------------
AT GROUP 1:                                Chairman, President and CEO             B.B. Hollingsworth, Jr.         (713) 647-5700
                                           EVP, CFO and Treasurer                  Scott L. Thompson               (713) 647-5700
                                           Manager, Investor Relations             Kim Paper                       (713) 647-5700

AT Thomson Financial/Carson:               Investor Relations                      Jeffrey T. O'Keefe              (212) 701-1948
                                           Media Relations                         Peggy Sung                      (212) 510-9307
----------------------------------------------------------------------------------------------------------------------------------


FOR IMMEDIATE RELEASE
FRIDAY, MAY 10, 2002


          GROUP 1 APPOINTS ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS


HOUSTON, MAY 10, 2002--GROUP 1 AUTOMOTIVE, INC. (NYSE: GPI), a Fortune 500 specialty retailer, today announced that it has appointed Ernst & Young LLP as the Company's independent accountants for the year ended December 31, 2002. Ernst & Young replaces Arthur Andersen LLP. The decision to replace Andersen comes after a thorough selection process conducted by the Company's Audit Committee and management.

"Our decision to select this firm to perform auditing and tax services for our Company was influenced by the depth of Ernst & Young's experience and the quality of their professionals," said B.B. Hollingsworth Jr., Group 1's chairman, president and chief executive officer. "We would like to thank Andersen for its years of effort on behalf of Group 1. We have the utmost respect for those individuals we have worked with at Andersen."

ABOUT GROUP 1 AUTOMOTIVE, INC.

Upon completion of the previously announced acquisitions, Group 1 will own 69 automotive dealerships comprised of 106 franchises, 28 different brands, and 25 collision service centers located in Texas, Oklahoma, Florida, Georgia, New Mexico, Colorado, Louisiana, Massachusetts and California. Through its dealerships and Internet sites, the Company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.


     GROUP 1 AUTOMOTIVE CAN BE REACHED ON THE INTERNET AT WWW.GROUP1AUTO.COM


                                       ###